UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2024

RECURSION PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40323	46-4099738
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
41 S Rio Grande Street
Salt Lake City, UT 84101
(Address of principal executive offices) (Zip code)

(385) 269 - 0203
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	RXRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2024, Ben Taylor, Chief Financial Officer of Recursion Pharmaceuticals, Inc. (the “Company”) and President of Recursion UK, entered into an employment letter with Exscientia AI Ltd., a wholly owned subsidiary of the Company, pursuant to which he will receive a base salary of £400,000 per year, participate in the Company’s Annual Incentive Plan with an annual cash bonus with a target value of 25% of his annual base salary and an annual equity bonus with a target value of 25% of his annual base salary, and be eligible to participate in the Company’s Executive Change in Control and Severance Plan on terms consistent with the Company’s other executive officers reporting to the Company’s chief executive officer (the “Severance Plan”). Subject to the approval of the Company’s board of directors or its compensation committee, and in connection with his appointment as the Company’s Chief Financial Officer, Mr. Taylor also is expected to receive an equity grant, which will have an aggregate value of $5,000,000, consisting of restricted stock units with a value of $2,500,000 and stock options with a value of $2,500,000, each award vesting over four years subject to Mr. Taylor’s continued service. All equity grants will be made under the Company’s 2021 Equity Incentive Plan and subject to the terms of such plan and the forms of award agreement thereunder. Additionally, Mr. Taylor’s outstanding awards of options and restricted stock units (collectively the “Exchanged Awards”) that were received in exchanged for options and restricted stock units of Exscientia plc (“Exscientia”) in connection with the Company’s acquisition of Exscientia on November 20, 2024 (such date, the “Closing Date”) will continue to remain subject to their existing vesting and other terms and conditions, including that 100% of all of Mr. Taylor’s Exchanged Awards will fully vest if Mr. Taylor’s employment is terminated without “cause” or if he resigns for “good reason” (as such terms are defined in the retention plan Exscientia adopted in connection with the acquisition), in either case, within twelve months following the Closing Date.
Mr. Taylor’s employment letter requires that Mr. Taylor be provided with three months advance notice prior to his employment being terminated or payment in lieu thereof. In addition, Mr. Taylor is entitled to garden leave under certain circumstances described in the employment letter. If Mr. Taylor receives any garden leave or pay in lieu of notice, such amounts will offset the severance benefits to which he otherwise may be entitled under the Severance Plan.
The foregoing description of the terms of Mr. Taylor’s employment letter is not complete and is qualified in its entirety by reference to the full text of such letter. The Company intends to file such letter as an exhibit to the Company’s annual report filed on Form 10-K for the Company’s fiscal year ending December 31, 2024.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2024.

RECURSION PHARMACEUTICALS, INC.

By:	/s/ Christopher Gibson
Christopher Gibson
Chief Executive Officer